Exhibit 99.2

Neos Therapeutics Announces Pricing of Underwritten Public Offering of $40 Million of Common Stock

DALLAS and FORT WORTH, Texas, November 6, 2018 — Neos Therapeutics, Inc. (Nasdaq:NEOS), a fully-integrated pharmaceutical company focused on developing, manufacturing and commercializing innovative modified-release products using its proprietary microparticle, drug delivery technology, today announced the pricing of an underwritten public offering of 17,391,304 shares of its common stock at a price to the public of $2.30 per share, before deducting underwriting discounts and commissions and other offering expenses payable by Neos. In addition, Neos has granted the underwriter a 30-day option to purchase up to an additional 2,608,695 shares of its common stock at the public offering price, less underwriting discounts and commissions. This offering is expected to close on November 8, 2018, subject to customary closing conditions.

Cantor Fitzgerald & Co is acting as sole bookrunner and JMP Securities LLC is acting as lead manager for the offering.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-212809), including a base prospectus, filed by Neos on August 1, 2016 and declared effective by the Securities and Exchange Commission, or the SEC, on August 12, 2016. The offering was made only by means of a prospectus.  A preliminary prospectus supplement and accompanying prospectus related to the offering was filed with the SEC on November 5, 2018 and is available on the SEC’s website at www.sec.gov.  A final prospectus supplement and accompanying prospectus will be filed with the SEC.  A copy of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Neos Therapeutics

Neos Therapeutics, Inc. is a fully-integrated pharmaceutical company focused on developing, manufacturing and commercializing innovative medicines utilizing its proprietary modified-release microparticle, drug delivery technology. Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys ER™ (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD, are the first three branded, approved products using the Company’s modified-release microparticle, drug delivery technology. In addition, Neos manufactures and markets its generic version of the branded product

Tussionex®(1), an extended-release oral suspension of hydrocodone and chlorpheniramine for the relief of cough and upper respiratory symptoms of a cold (see Full Prescribing Information, including Boxed WARNING).

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Neos Therapeutics, Inc., including statements about Neos’ public offering, including amounts sold and expected timing of closing, future expectations, plans and prospects for the Company and other statements containing the words “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials, expectations of expanding ongoing clinical trials and other factors discussed in the “Risk Factors” section of Neos’ Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the SEC, as updated by any subsequently filed SEC filings, including Neos’ Quarterly Reports on Form 10-Q, and the “Risk Factors” section of Neos’ prospectus supplement and accompanying prospectus related to this public offering. Any forward-looking statements contained in this press release speak only as of the date hereof, and Neos expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors

Richard Eisenstadt
Chief Financial Officer
Neos Therapeutics
972.408.1389
reisenstadt@neostx.com

Sarah McCabe
Stern Investor Relations, Inc.
212.362.1200
sarah@sternir.com

(1)  Tussionex® is a registered trademark of the UCB Group of Companies.